UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2012 (March 7, 2012)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of P. Michael Highum as Director

On March 7, 2012, P. Michael Highum was appointed to the Board of Directors (the “Board”) of Memorial Production Partners GP LLC (the “General Partner”), the general partner of Memorial Production Partners LP (the “Partnership”). Mr. Highum will serve as an independent director and has been appointed to serve as a member of the audit committee.

There are no arrangements or understandings between Mr. Highum and any other persons pursuant to which Mr. Highum was selected as a director of the General Partner. There are no transactions in which Mr. Highum has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Highum will receive the same compensation for his service on the Board as the other non-employee directors of the General Partner in accordance with the General Partner’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Memorial Production Partners GP LLC Long-Term Incentive Plan. He will receive an annual cash retainer of $65,000 for serving as a director, payable quarterly in arrears, and a grant of 3,511 restricted common units pursuant to the General Partner’s Long-Term Incentive Plan. The grant of restricted units to Mr. Highum was made pursuant to a Restricted Unit Agreement on March 7, 2012, the form of which is consistent with that approved by the Board and filed as Exhibit 4.6 to the Partnership’s Registration Statement on Form S-8 (333-178493) filed on December 14, 2011, which Exhibit is incorporated by reference herein.

The General Partner and the Partnership agreed to enter into an indemnification agreement with Mr. Highum in a form consistent with that approved by the Board and filed as Exhibit 10.8 to the Current Report on Form 8-K filed on December 15, 2011, which Exhibit is incorporated herein by reference. The indemnification agreement provides, among other things, that the General Partner and the Partnership will, to the fullest extent permitted by applicable law, indemnify and hold harmless Mr. Highum against all losses, liabilities, judgments, fines, penalties, costs, expenses and other amounts that Mr. Highum reasonably incurs and that result from, arise in connection with or are by reason of Mr. Highum’s service as a director or in any other capacity for the General Partner, the Partnership or its subsidiaries at the request of the General Partner or the Partnership. Under the indemnification agreement, in specified circumstances, the General Partner and the Partnership must advance payment of expenses to Mr. Highum, including reasonable attorneys’ fees, in connection with certain proceedings. The indemnification agreement also provides that the General Partner must use its reasonable efforts to maintain specified insurance policies and coverages. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 7, 2012, the Partnership issued a press release announcing the appointment of Mr. Highum to the Board. A copy of the press release is furnished as Exhibit 99.1.

Item 8.01. Other Events.

On March 7, 2012, the Partnership issued a press release announcing that the Partnership entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Partnership, Memorial Production Operating LLC, a Delaware limited liability company (“OLLC”), Memorial Resource Development LLC, a Delaware limited liability company (“MRD”), and Tanos Energy, LLC, a Delaware limited liability company (“Tanos,” and together with MRD, the “Sellers”), pursuant to which the Sellers agreed to transfer certain oil and natural gas properties located in east Texas to the Partnership in exchange for approximately $18.3 million in cash consideration, subject to closing adjustments. The acquisition consideration will be funded through borrowings under the Partnership’s revolving credit facility.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature. The transactions contemplated by the Purchase Agreement are expected to close on or about April 2, 2012, subject to certain third party approvals and other customary closing conditions.

The Board approved the transaction based on the approval and recommendation by its conflicts committee, which consists entirely of independent directors in accordance with the Partnership’s limited partnership agreement. A copy of the press release is furnished as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.8 of the Partnership’s Current Report on Form 8-K (File No. 001-35364) filed on December 15, 2011)

10.2	Form of Restricted Unit Agreement (incorporated by reference to Exhibit 4.6 of the Partnership’s Registration Statement on Form S-8 (File No. 333-178493) filed on December 14, 2011)

99.1	Press release dated March 7, 2012

99.2	Press release dated March 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: March 8, 2012	By:	/s/ John A. Weinzierl
John A. Weinzierl
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.8 of the Partnership’s Current Report on Form 8-K (File No. 001-35364) filed on December 15, 2011)

10.2	Form of Restricted Unit Agreement (incorporated by reference to Exhibit 4.6 of the Partnership’s Registration Statement on Form S-8 (File No. 333-178493) filed on December 14, 2011)

99.1	Press release dated March 7, 2012

99.2	Press release dated March 7, 2012